Exhibit 3.1

RESTATED ARTICLES

OF INCORPORATION

OF

K-TEL INTERNATIONAL, INC.

ARTICLE I

NAME

The name of this Corporation is:  K-tel International, Inc.

ARTICLE II

REGISTERED OFFICE

The registered office of this Corporation is located at 11311 K-tel Drive, Minnetonka, County of Hennepin, Minnesota 55343.

ARTICLE III

AUTHORIZED CAPITAL STOCK

The authorized capital stock of this Corporation shall be 7,500,000 shares of Common Stock with a par value of one cent ($.01) per share (the “Common Stock”) and 4,000,000 shares of preferred stock (the “Preferred Stock”) in one or more series, with par value to be determined by the Board of Directors as specified below.  Each share of Preferred Stock shall have such par value and shall entitle the holder thereof to such rights, voting power, dividends, redemption rights or privileges, rights on liquidation or dissolution, conversion rights and privileges, sinking or purchase fund rights and other preferences, privileges and restrictions as may be fixed by the Board of Directors by resolution thereof filed in accordance with Chapter 302A of the Minnesota Statutes.  This Corporation shall not issue nonvoting capital stock.

ARTICLE IV

CUMULATIVE VOTING RIGHTS

The stockholders of this Corporation shall not have cumulative voting rights.

ARTICLE V

PREEMPTIVE RIGHTS

No stockholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

ARTICLE VI

STOCKHOLDER ACTIONS

                The affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting of the stockholders of this Corporation is required for an action of the stockholders, except where Minnesota Statutes Section 302A requires the affirmative vote of a majority of the voting power of all voting shares.

ARTICLE VII

VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

(a)               For purposes of this Article VII:

(i)                           “Affiliate” and “beneficial owner” are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 (“1934 Act”) as in effect on the effective date (the “Effective Date”) of the Corporation’s Amended Plan of Reorganization (“Plan”).  The term “Affiliate” as used herein shall exclude the Corporation, but shall include the definition of “Associate” as contained in said Rule 12b-2.

(ii)                        A “Control Stockholder” is a Person other than the Corporation who is (A) the beneficial owner of 10% or more of the stock of the Corporation entitled to vote for the election of directors (“Voting Stock”), or (B) an Affiliate of the Corporation and (1) at any time within a two - year period prior to the record date to vote on a Business Combination was the beneficial owner of ten percent or more of the Voting Stock, or (2) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock. For purposes of this Article VII, Philip Kives shall not be considered a Control Stockholder unless he, as a Person (as defined under this Article), holds more than 50% of the Voting Stock.

(iii)                     A “person” is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity or an Affiliate has any agreement or understanding relating to acquiring, voting or holding Voting Stock.

(iv)                    A “Disinterested Director” is a member of the Board of Directors of the Corporation (other than the Control Stockholder) who was a director prior to the time the Control Stockholder became a Control Stockholder, or any director who was recommended for election by the Disinterested Director; provided, however, that if the Business Combination has a Control Stockholder as a party who was a Control Stockholder on the Effective Date, then a “Disinterested Director” shall include any director who was not appointed by such Control Stockholder or its affiliates under the Plan.

(v)                       A “Business Combination” is (A) a merger or consolidation of the Corporation or any of its subsidiaries with a Control Stockholder; or (B) the sale, lease, exchange, pledge, transfer or other disposition by the Corporation or any of its subsidiaries of all or a Substantial Part of the Corporation’s Assets to a Control Stockholder for less than the fair market value of such assets as determined by the Disinterested Directors.

(vi)                    A “Substantial Part of the Corporation’s Assets” shall mean assets of the Corporation or any of its subsidiaries in an amount equal to 50% or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

(b)              The affirmative vote of not less than 51% of the stock of the Corporation entitled to vote for the election of directors (“Voting Stock”), excluding the Voting Stock of a Control Stockholder who is a party to the Business Combination, shall be required for the adoption or authorization of a Business Combination, unless the Disinterested Directors determine that:

(i)                           The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of the Corporation in a Business Combination is equal to or greater than the consideration per share (including brokerage commissions and soliciting dealer’s fees) paid by such Control Stockholder in acquiring the largest number of shares of such class of stock previously acquired in any one transaction or series of related transactions, whether before or after the Control Stockholder became a Control Stockholder; and

(ii)                        The Control Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation in anticipation of or in connection with such Business Combination.

For purposes of subparagraph (b)(i) hereof, the consideration per share paid by the Investors, as defined under the Plan, shall be the amount determined by dividing (A) the amount of cash invested in the Corporation, up to the record date to vote on the Business Combination, by the Investors pursuant to Article IX.E.  of the Plan, by (B) 2,400,000.

(c)                                  In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Disinterested Directors to all stockholders of the Corporation whether or not such statement is required under the 1934 Act.  The statement shall contain any recommendations as to the advisability of the Business Combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of an investment banking firm as to the fairness of the terms of such Business Combination.  Such firm shall be selected by the Disinterested Directors and paid a fee for its services by the Corporation as approved by the Disinterested Directors.

ARTICLE VIII

BOARD ACTION IN WRITING

Any action required or permitted to be taken at a meeting of the Board of Directors of this Corporation not needing approval by the stockholders under Minnesota Statutes, Section 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors were present.

K-TEL INTERNATIONAL, INC.

		By	/s/ Mickey Elfenbein
		Its	Executive Vice President and Secretary

STATE OF MINNESOTA	)
	)	ss:
COUNTY OF HENNEPIN	)

I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that on this 25th day of October, 1985, personally appeared before me Mickey Elfenbein, who being by me first duly sworn, declared that he is the Executive Vice President and Secretary of K-tel International, Inc.; that he signed the foregoing instrument as said officer of said corporation; and that the statements contained therein are true.

By	/s/ Barbara A. Sawina
Notary Public
My Commission Expires Dec. 5, 1990

MODIFICATION OF STATUTORY REQUIREMENTS
OR AMENDMENT OF ARTICLES

Corporate Name:  K-tel International, Inc.

Date of Adoption of Amendments/Modifications:  December 8, 1987

Amendments/Modifications Approved by Corporate:  Shareholders

Pursuant to the provisions of Minnesota Statute 302A.135, the following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted:

“ARTICLE IX

LIMITATION ON LIABILITY OF DIRECTORS

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23, Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.”

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

		Signed:	/s/ Mickey Elfenbein
Mickey Elfenbein
		Position:	Executive Vice President and Secretary

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me on this 21st day of April, 1988.

/s/ Darlene O. Parpart
Notary Public

K-TEL INTERNATIONAL, INC.
ARTICLES OF AMENDMENT
INCIDENT TO STOCK SPLIT BY
BOARD OF DIRECTORS

The undersigned, David Weiner, President of K-tel International, Inc., a Minnesota corporation (the “Company”), hereby certifies:

1.                                       Article III of the Company’s Articles of Incorporation has been amended to read in its entirety as follows:

ARTICLE III

The authorized capital stock of this Corporation shall be 15,000,000 shares of Common Stock with a par value of one cent ($.01) per share (the “Common Stock”) and 4,000,000 shares of preferred stock (the “Preferred Stock) in one or more series, with par value to be determined by the Board of Directors as specified below.  Each share of Preferred Stock shall have such par value and shall entitle the holder thereof to such rights, voting power, dividends, redemption rights or privileges, rights on liquidation or dissolution, conversion rights and privileges, sinking or purchase fund rights and other preferences, privileges and restrictions as may be fixed by the Board of Directors by resolution thereof filed in accordance with Chapter 302A of the Minnesota Statutes.  This Corporation shall not issue nonvoting common stock.

2.                                       Such amendment (i) has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes, (ii) was adopted pursuant to Section 302A.402 of the Minnesota Statutes in connection with a division of the Company’s Common Stock; and (iii) will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Company and will not result in the percentage of authorized shares that remains unissued after such division exceeding the percentage of authorized shares that were unissued before the division.

3.                                       The division giving rise to the amendment set forth above concerns a two for one split of the Common Stock of the Company in the form of a stock dividend.  Such division is being effected as follows:

(a)                                 on the date these Articles of Amendment are filed with the Secretary of State of the State of Minnesota (the “Effective Date”), each share of Common Stock then outstanding will be split and converted into two (2) shares of Common Stock of the Company (the “Stock Split”); and

(b)                                as soon as practicable after the Effective Date, the Company’s transfer agent and registrar will sign and register a certificate or certificates representing one share of the authorized but unissued Common Stock of the Company for every share of Common Stock held of record by each common stockholder of record as of the Effective Date (without giving effect to the Stock Split), and will deliver or mail such certificates to each holder.

IN WITNESS WHEREOF, I have subscribed my name this 1st day of May, 1998.

/s/ David Weiner
David Weiner
President

ARTICLES OF AMENDMENT

TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

K-TEL INTERNATIONAL, INC.

THE UNDERSIGNED, Steven A. Kahn, the Chief Financial Officer of K-tel International, Inc., a Minnesota corporation (the “Corporation”), for the purposes of amending the Corporation’s  Amended and Restated Articles of Incorporation under the provisions of Minnesota Statutes, Section 302A.135, hereby states that:

FIRST:                                The name of the Corporation is K-tel International, Inc.

SECOND:                Article III of the Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE III

The authorized capital stock of this Corporation shall be 50,000,000 shares of Common Stock with a par value of one cent ($.01) per share (the “Common Stock”) and 4,000,000 shares of preferred stock (the “Preferred Stock”) in one or more series, with par value to be determined by the Board of Directors as specified below. Each share of Preferred Stock shall have such par value and shall entitle the holder thereof to such rights, voting power, dividends, redemption rights or privileges, rights on liquidation or dissolution, conversion rights and privileges and restrictions as may be fixed by the Board of Directors by resolution thereof filed in accordance with Chapter 302A of the Minnesota Statutes. This Corporation shall not issue nonvoting common stock.

THIRD:                             This Article of Amendment to the Amended and Restated Articles of Incorporation of the Corporation was approved by the Board of Directors at a Special Meeting of the Board of Directors on November 10, 1999, and by the shareholders of the Corporation at their Annual Meeting on January 14, 2000.

FOURTH:                 In addition to the foregoing, the Amendment set forth herein has been adopted pursuant to Minnesota Statutes, Chapter 302A.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation in Minneapolis, Minnesota on February 17, 2000.

K-tel International, Inc.:

By:	/s/ Steven A. Kahn
Steven A. Kahn
Its: Chief Financial Officer

ARTICLES OF AMENDMENT

TO THE AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

K-TEL INTERNATIONAL, INC.

THE UNDERSIGNED, Kenneth P. Onstad, President of K-tel International, Inc., a Minnesota corporation (the “Corporation”), for the purposes of amending the Corporation’s Amended and Restated Articles of Incorporation under the provisions of Minnesota Statutes, Section 302A.135, hereby states that:

FIRST:  The name of the Corporation is K-tel International, Inc.

SECOND:  Article IX of the Amended and Restated Articles of Incorporation is hereby added to read in its entirety as follows:

ARTICLE IX

CONTROL SHARE ACQUISITION ACT

Section 302A.671 of the Minnesota Statutes Annotated (entitled “Control Share Acquisition Act”) or any successor shall not apply to this Corporation or its shareholders.

THIRD:  This Article of Amendment to the Amended and Restated Articles of Incorporation of the Corporation was approved by the Board of Directors at a Meeting of the Board of Directors on October 20, 2000 and by the shareholders of the Corporation at their Annual Meeting on November 30, 2000.

FOURTH:  In addition to the foregoing, the Amendment set forth herein has been adopted pursuant to Minnesota Statutes, Chapter 302A.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation in Minneapolis, Minnesota on December 22, 2000.

K-tel International, Inc.

By:	/s/ Kenneth P. Onstad
Kenneth P. Onstad
Its: President

AMENDMENT TO ARTICLES OF INCORPORATION

OF

K-TEL INTERNATIONAL, INC.

Pursuant to Minnesota Statutes, Chapter 302A, K-tel International, Inc., a Minnesota corporation, (the “Corporation”), hereby adopts the following Amendment to its Articles of Incorporation.

1.                                       The name of the Corporation is K-tel International, Inc.

The Articles of Incorporation of the Corporation are hereby amended by changing Article II thereof in its entirety and inserting the following:

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation is located at 2655 Cheshire Lane North, Suite 100, Plymouth, MN 55447.

2.                                       Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unamended and shall continue in full force and effect.

3.                                       This amendment to the Articles of Incorporation of the Corporation were unanimously approved by the directors of the Corporation pursuant to Minnesota Statutes Chapter 302A and the undersigned is authorized to execute same.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Articles of Incorporation on this 30th day of April, 2002.

K-tel International, Inc.

By:	/s/ Philip Kives
Philip Kives, Chief Executive Officer